UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2010

CopyTele, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-11254	11-2622630
(Commission File Number)	(IRS Employer Identification No.)

900 Walt Whitman Road, Melville, NY	11747
(Address of Principal Executive Offices)	(Zip Code)

(631) 549-5900
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)     Election of Directors

          Effective August 16, 2010,  the Board of Directors of CopyTele, Inc. (the “Company”) appointed Mr. Lewis Titterton to serve on the Company’s Board of Directors until the Company’s next annual meeting of stockholders.  While we are not subject to the listing requirements of any national securities exchange or inter-dealer quotation system which require that our Board be comprised of a majority of “independent” directors, Mr. Titterton, along with our current director, George P. Larounis, currently meets the definition of “independent” as promulgated by the rules and regulations of The Nasdaq Stock Market.  Mr. Titterton has not been appointed to any committee of the Board of Directors at this time.

          There are no arrangements or understandings between Mr. Titterton and any other person pursuant to which he was appointed as a director of the Company.  Mr. Titterton is not party to any transactions with the Company pursuant to Item 404(a) of Regulation S-K.   However, in connection with the Company’s decision to appoint Mr. Titterton as a director, Mr. Titterton resigned as a member of The Committee to Enhance CopyTele.

          Mr. Titterton has determined, at this time, to forego any stock options that he is entitled to receive as a non-employee director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPYTELE, INC.

Date: August 20, 2010	By:	/s/ Denis A. Krusos
Denis A. Krusos
Chairman of the Board and Chief
Executive Officer

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